As filed with the Securities and Exchange Commission on March 20, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

U.S. GEOTHERMAL INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1472231
(State or jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

390 E. Parkcenter Blvd., Suite 250
Boise, Idaho 83706
(208) 424-1027
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Dennis J. Gilles
Chief Executive Officer
390 E. Parkcenter Blvd.,
Boise, Idaho 83706
(208) 424-1027
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Christopher J. Barry and
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104-7043
(206) 903-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Aggregate Price	Aggregate Offering	Amount of
Securities To Be Registered(1)	Registered	Per Unit(1)	Price(1)	Registration Fee (1)
Common Stock, $0.001 par value per share	684,916	$0.47	$321,911	$38

(1)

Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average high and low prices for the registrant’s common stock on March 16, 2015 as quoted on the NYSE MKT Stock Exchange.

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2015

PRELIMINARY PROSPECTUS

U.S. GEOTHERMAL INC.
684,916 shares of Common Stock

This is a public offering of up to 684,916 shares of the common stock, par value $0.001 per share, of U.S. Geothermal Inc., (“we,” “us,” or the “Company”), by the selling stockholders listed beginning on page 3 of this prospectus. All of the shares being offered, when sold, will be sold by selling stockholders.

We will not receive any proceeds from the sale of the shares by the selling stockholders. We will pay the expenses of registering the shares sold by the selling stockholders. See “Selling Stockholders” beginning on page 3 for a list of the selling stockholders.

These shares of common stock were registered to permit the selling stockholders to sell the shares from time to time, in amounts and at prices and on terms determined at the time of the offering. The selling stockholders may sell the shares of our common stock covered by this prospectus in a number of different ways and at prevailing market prices or privately negotiated transactions. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” beginning on page 7 of this prospectus.

Our common stock is listed on the NYSE MKT LLC (the “NYSE MKT”) under the symbol “HTM” and on the Toronto Stock Exchange (the “TSX”) under the symbol “GTH.” On March 19, 2015 the last reported sale price for our common stock on each exchange was $0.48 and Cdn.$0.62 per share, respectively.

An investment in our securities involves a high degree of risk. Before you invest, you should carefully read this prospectus, including the Risk Factors beginning on page 3 of this prospectus, together with any prospectus supplement and the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2015.

____________________

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, sell or otherwise dispose of our common stock. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We and the selling stockholders have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus is accurate only as of the date of those respective documents. You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the prospectus entitled “Incorporation by Reference.”

As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus incorporates by reference important information that is not contained in this prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC’s web site, www.sec.gov, or at the SEC’s offices described below under the heading “Where You Can Find More Information.”

The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

Our functional currency is the United States dollar. All references to “dollars” or “$” are to United States dollars and all references to “Cdn.$” are to Canadian dollars.

Summary of Our Business

U.S. Geothermal is in the renewable “green” energy business. Through our subsidiary, U.S. Geothermal Inc., an Idaho corporation (“Geo-Idaho,” although our references to the Company include and refer to our operations through Geo-Idaho), we are engaged in the acquisition, development and utilization of geothermal resources in the Western Region of the United States of America. Geothermal energy is the natural heat energy stored within the earth’s crust. In some areas of the earth, economic concentrations of heat energy result from a combination of geological conditions that allow water to penetrate into hot rocks at depth, become heated, and then circulate to a near surface environment. In these settings, commercially viable extraction of the geothermal energy and its conversion to electricity become possible and a “geothermal resource” is present.

Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Incorporation by Reference” and “Where You Can Find More Information.” Our principal corporate and executive offices are located at 390 E. Parkcenter Blvd., Boise, Idaho 83706. Our telephone number is (208) 424-1027. We maintain a website at www.usgeothermal.com. Information contained on our website is not part of this prospectus.

The Offering

We are registering for resale shares of our common stock held by the selling stockholders listed in this prospectus. The selling stockholders acquired the securities in the following transaction.

On October 14, 2014, we entered an Agreement and Plan of Merger (the “Merger Agreement”) with Earth Power Resources, Inc., a Delaware corporation (“Target”), and USG Crescent Valley Inc., a Delaware corporation and wholly owned subsidiary of ours (“Merger Subsidiary”). Under the Merger Agreement, Merger Subsidiary merged with and into Target, with Target surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). Under the Merger Agreement, each outstanding share of Target was cancelled and converted into the right to receive shares of the Company.

Under the terms of the Merger Agreement, we agreed to file a registration statement with the SEC and use reasonable efforts to cause it to become effective.

On December 12, 2014, we completed the Merger. The registration statement of which this prospectus is a part registers 684,916 shares of common stock acquired under the Merger Agreement.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (our “Annual Report”), as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our common stock. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. If the selling stockholders offer and sell any common stock pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those shares of common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “intends,” “estimates,” “may,” “should,” “will,” “could,” “plan,” “predict,” “potential,” or similar expressions in this prospectus or in documents incorporated by reference in this prospectus. Risks, uncertainties, and other factors that might cause such differences, some of which are material, include, but are not limited to, the factors discussed under the section of this prospectus entitled “Risk Factors.”

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sales of common stock offered under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers the offering of up to 684,916 shares of our common stock by the selling stockholders.

The shares issued to the selling stockholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the selling stockholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Stockholders Information

The following is a list of the selling stockholders who own an aggregate of 684,916 shares of our common stock covered in this prospectus. The number of shares beneficially owned by each selling stockholder is listed as at closing of the Merger on December 12, 2014.

	Before Offering			After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned(1)	Number of Shares Offered(2)	Shares Owned(3)	Percentage of Shares Owned
Ronald C. Barr	155,301	*	155,301	-	*
Dalo Living Trust(4)	89,865	*	89,865	-	*
Colin Goranson	43,624	*	43,624	-	*
Robert E. Thomas Rev Trust U/A Dtd 1/17/92(5)	41,006	*	41,006	-	*
Daniel Marentette	31,627	*	31,627	-	*
David C. Stoller and Barbara W. Stoller(6)	25,084	*	25,084	-	*
Evans Industries Inc.(7)	19,413	*	19,413	-	*
Gerard A. Byrne	18,734	*	18,734	-	*
Berry J. Mullennix	17,231	*	17,231	-	*
Carol R. Ryser	13,087	*	13,087	-	*
Marathon Capital Markets, LLC(8)	12,215	*	12,215	-	*
Hayne Ellis, III	11,997	*	11,997	-	*
Peter C. van de Kamp	10,906	*	10,906	-	*
Phoenix Flight, LLC(9)	10,906	*	10,906	-	*
Kathryn N. Spangler	8,891	*	8,891	-	*
Robert J. & Mary Ann Swain Rev Trust 3/14/2001(10)	8,725	*	8,725	-	*
Martin A. Buckley	8,725	*	8,725	-	*
Harry C. Johnson	8,725	*	8,725	-	*
Randy Harris	8,725	*	8,725	-	*
David B. Hart	8,725	*	8,725	-	*
Tom Mitchell	8,725	*	8,725	-	*

	Before Offering			After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned(1)	Number of Shares Offered(2)	Shares Owned(3)	Percentage of Shares Owned
James Gabriel Vizzard	7,290	*	7,290	-	*
Therese Vizzard	7,290	*	7,290	-	*
Renee Worthington	7,290	*	7,290	-	*
Michele M. Wozniak	7,290	*	7,290	-	*
Joseph Stephen Vizzard	7,289	*	7,289	-	*
John F. Crotty	6,631	*	6,631	-	*
David Kirk O’Connell	6,544	*	6,544	-	*
Ford C. O’Connell	6,544	*	6,544	-	*
Gaedeke Energy, LLC(11)	6,544	*	6,544	-	*
Dickey Trust Dated 12/2/98(12)	5,671	*	5,671	-	*
Michael L. Bradley	5,671	*	5,671	-	*
Victoria Douglas Thoreson	4,362	*	4,362	-	*
Jeffrey D. Stoermer	4,362	*	4,362	-	*
John H. Williams, Jr.	4,362	*	4,362	-	*
Chatham Advisors, LLC(13)	4,362	*	4,362	-	*
Tamara Walden	4,362	*	4,362	-	*
Julius A. Nicolai	4,097	*	4,097	-	*
Alan K. Davis	3,272	*	3,272	-	*
Murray Froikin	3,272	*	3,272	-	*
John Mark Nichels	2,726	*	2,726	-	*
John C. McKelvey	2,356	*	2,356	-	*
Republic Geothermal, Inc.(14)	2,181	*	2,181	-	*
David R. Reilly	1,497	*	1,497	-	*
Kathleen Marie Landis	1,451	*	1,451	-	*
Willis H. Thompson, Jr.	1,309	*	1,309	-	*
Michael Kevin Thompson	1,309	*	1,309	-	*
John K. Crotty	1,309	*	1,309	-	*
Dr. Richard J. Fuss	728	*	728	-	*
Joseph P. Whalen and Sandra D. Whalen(15)	436	*	436	-	*
Franz Weber	436	*	436	-	*

	Before Offering			After Offering
Name	Total Number of Shares Beneficially Owned	Percentage of Shares Owned(1)	Number of Shares Offered(2)	Shares Owned(3)	Percentage of Shares Owned
Michael F. Walsh	436	*	436	-	*

*	Represents less than one percent of the outstanding common stock.

(1)	All percentages are based on 107,063,029 shares of common stock issued and outstanding on March 6, 2015.

(2)	Under the terms of the Merger Agreement, half of each stockholder’s shares are being held in escrow until June 12, 2015 and such shares in escrow may not be offered prior to that date.

(3)

This table assumes that each stockholder will sell all of the shares it acquired in the Merger during the effectiveness of the registration statement that includes this prospectus. Stockholders are not required to sell their shares. See “Plan of Distribution.”

(4)

Representatives of this stockholder have advised us that Dale L. Schwarzhoff is trustee for Dalo Living Trust and has sole voting and dispositive control over the common stock held by Dalo Living Trust.

(5)

Representatives of this stockholder have advised us that Robert E. Thomas is trustee for Robert E. Thomas Rev Trust U/A Dtd 1/17/92 and has sole voting and dispositive control over the common stock held by Robert E. Thomas Rev Trust U/A Dtd 1/17/92.

(6)	David C. Stoller and Barbara W. Stoller hold this common stock jointly and share voting and dispositive control over this common stock.

(7)	Representatives of this stockholder have advised us that Robert B. Evans has sole voting and dispositive control over the common stock held by Evans Industries Inc.

(8)

Representatives of this stockholder have advised us that Marathon Capital Markets, LLC is managed by Marathon Capital, LLC and that Robert Braasch and Richard Brandt share voting and dispositive power over all of the common stock owned by Marathon Capital Markets, LLC.

(9)	Representatives of this stockholder have advised us that Peter Dunev has sole voting and dispositive control over the common stock held by Phoenix Flights, LLC.

(10)

Representatives of this stockholder have advised us that Robert J. Swain and Mary Ann Swain are co- trustees for Robert J. & Mary Ann Swain Rev Trust 3/14/2001 and share voting and dispositive control over the common stock held by Robert J. & Mary Ann Swain Rev Trust 3/14/2001.

(11)	Representatives of this stockholder have advised us that Sabine Gaedeke Stener has sole voting and dispositive control over all of the common stock held by Gaedeke Energy, LLC.

(12)

Representatives of this stockholder have advised us that Pamela B. Dickey is trustee for Dickey Trust Dated 12/2/98 and has sole voting and dispositive control over the common stock held by Dickey Trust Dated 12/2/98.

(13)	Representatives of this stockholder have advised us that Steven T. Nicolai has sole voting and dispositive control over the common stock held by Chatham Advisors, LLC.

(14)

Representatives of this stockholder have advised us that Timothy M. Evans, Edgar Wellbaum and Barry Rose share voting and dispositive control over all of the common stock held by Republic Geothermal, Inc.

(15)	Joseph P. Whalen and Sandra D. Whalen hold this common stock jointly and share voting and dispositive control over this common stock.

We have no knowledge of any other arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE MKT or the TSX or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	a broker-dealer may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed customary fees and commissions.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules thereunder relating to stock manipulation.

The shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The consolidated balance sheet of the Company as of December 31, 2014, and the related consolidated statements of stockholders’ equity, operations, and cash flows of the Company for the period then ended, which are incorporated by reference into this prospectus, have been so included in reliance on the report of MartinelliMick PLLC, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

We incorporate by reference the documents listed below, and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit ) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the effectiveness of this registration statement and before the termination of the offering:

•	our Annual Report filed with the SEC on March 16, 2015; and
•	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities made by this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at:

U.S. Geothermal Inc.
390 E. Parkcenter Blvd., Suite 250
Boise, ID 83706
(208) 424-1027

Information about us is also available at our website at www.usgeothermal.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

684,916 Shares

U.S. GEOTHERMAL INC.

Common Stock

____________

PROSPECTUS
____________

The date of this prospectus is ,      2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$38
Accounting fees and expenses(1)	1,000
Legal fees and expenses(1)	10,000
Miscellaneous expenses(1)	15
Total(1)	$11,053

(1)	Estimated for purposes of completing the information required pursuant to this Item 14.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article XII of the registrant’s Certificate of Incorporation provides for indemnification of officers, directors and other employees of the registrant to the fullest extent permitted by Delaware Law. Article XIII of the registrant’s Certificate of Incorporation provides that directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to the registrant or our stockholders, (ii) for acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

See the Exhibit Index hereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of this chapter as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of this chapter for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)     That:

(i)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 20th of March, 2015.

U.S. Geothermal Inc.

By: /s/ Dennis J. Gilles
Name: Dennis J. Gilles
Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis J. Gilles, Kerry D. Hawkley and Douglas J. Glaspey, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on March 20, 2015.

Name	Title

/s/ Dennis J. Gilles	Chief Executive Officer and Director
Dennis J. Gilles	(Principal Executive Officer)

/s/ Kerry D. Hawkley	Chief Financial Officer and Corporate Secretary
Kerry D. Hawkley	(Principal Financial and Accounting Officer)

/s/ Douglas J. Glaspey	President, Chief Operating Officer and Director
Douglas J. Glaspey

/s/ John H. Walker	Chairman and Director
John H. Walker

/s/ Paul A. Larkin	Director
Paul A. Larkin

/s/ Leland R. Mink	Director
Leland R. Mink

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
1.1*	Form of Underwriting Agreement
3.1	Amended Certificate of Incorporation of U.S. Geothermal Inc.
3.2	Second Amended and Restated Bylaws of U.S. Geothermal Inc. (incorporated by reference to exhibit 99.1 to the registrant’s Current Report on Form 8-K as filed on October 18, 2010)
4.1	Form of Stock Certificate (incorporated by reference to exhibit 4.1 to the registrant’s Registration Statement on Form SB-2 as filed on July 8, 2004)
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of MartinelliMick PLLC
23.2	Consent of Dorsey & Whitney LLP (included in exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q, or Annual Report on Form 10-K, subsequent to the effective date of this registration statement.